UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

CHINA YOUTH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation) 3301 30th Avenue S Grand Forks, North Dakota	(I.R.S. Employer Identification No.) 58201-6009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (701) 757-1066

13428 Maxella Ave. #342, Marina Del Rey, CA 90292
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 7, 2011, we filed a Current Report on Form 8-K, reporting that we had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Midwest Energy Emissions Corp., a North Dakota corporation (“Midwest”), pursuant to which at closing China Youth Media Merger Sub, Inc. (our wholly owned subsidiary formed for the purpose of such transaction) would merge into Midwest, the result of which is that Midwest would become our wholly-owned subsidiary (the “Merger”).

Midwest is engaged in the business of developing and commercializing state of the art control technologies relating to the capture and control of mercury emissions from coal fired boilers in the United States and Canada.

We closed the Merger (the “Closing”) effective on June 21, 2011 (the “Closing Date”).  As a result of the Closing and the Merger, all of the outstanding shares of common stock of Midwest were exchanged for 10,000 shares of our newly created Series B Convertible Preferred Stock (the “Merger Shares”).  The former shareholders of Midwest will, upon conversion of all the Merger Shares (which is automatic upon the filing of an amendment to our articles of incorporation to create enough authorized but unissued common stock), own 90.0% of the Company’s issued and outstanding common stock which are deemed issued and outstanding as of the Closing Date after giving effect to the Merger and conversion.

The Merger Agreement also provides that 15% (or 1,500 shares) of the Merger Shares shall be held in escrow (the “Escrowed Shares”) following the Closing for up 150 days and will be released upon achievement of the following performance milestones:

•	we raise a minimum of $1,000,000 at an enterprise valuation of at least $25,000,000 within 90 days of the Closing Date (the “Raise Period”);
•	to the extent a shortfall occurs a pro rata adjustment will be made based on the amount raised and the enterprise valuation; and
•	to the extent we raise at least $250,000 within the Raise Period, such Raise Period shall be extended 60 days.

In the event the performance milestones have not been achieved by the end of the Raise Period (as may be extended), all of the Escrowed Shares or such appropriate portion thereof pursuant to the performance milestones provided herein shall be cancelled and returned to treasury.  Notwithstanding the foregoing, unless all of the Escrowed Shares have been returned to us and cancelled at the end of the Raise Period, such remaining Escrowed Shares shall continue to be held in escrow for a period of six (6) months from Closing.

Our board of directors now consists of two members, namely Jay Rifkin and Richard MacPherson (the “Directors”).  Biographical information regarding the Directors is set forth in Item 5.02 below.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the document which is filed as Exhibit 10.1 to our Current Report on Form 8-K, dated June 1, 2011 and filed with the Commission on June 7, 2011.

In connection with the Closing, 3253517 Nova Scotia Limited, a company controlled by Richard MacPherson (and the owner of 8,215 of the Merger Shares) entered into a voting agreement (the “Voting Agreement”) authorizing Jay Rifkin to vote the shares of stock held by 3253517 Nova Scotia Limited on specific matters, namely any amendments to our articles of incorporation, any mergers, sales of substantially all of our assets, and increases in the number of our authorized shares or issuance of any additional shares of preferred stock.  The Voting Agreement has a term of the earlier of (i) 24 months from the Closing Date, or (ii) 6 months after we have raised a minimum of $5,000,000, or have achieved an EBITDA of $1,000,000.  Notwithstanding the foregoing, the approval of Jay Rifkin is not required for a reverse stock split of our Common Stock at a ratio up to 1-for-61.

The foregoing description of the Voting Agreement is qualified in its entirety by the full text of the document which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Further, in connection with the Closing, Richard MacPherson entered into an agreement (the “Nomination Agreement”) providing that for a period limited to the earlier of (i) 24 months, or (ii) 6 months after we have raised a minimum of $5,000,000, or have achieved an EBITDA of $1,000,000, he (A) will, at any time that directors are to be elected, use his best efforts to cause the board of directors to nominate and recommend Jay Rifkin as a proposed member of the board of directors, and (B) shall in his capacity as a stockholder cause any stockholder in which he is an affiliate, at any time directors are to be elected, to vote in favor of the election of Jay Rifkin as a member of the board of directors.

The foregoing description of the Nomination Agreement is qualified in its entirety by the full text of the document which is filed as Exhibit 10.7 to this Current Report on Form 8-K.

Item 1.02  Termination of a Material Definitive Agreement.

On June 21, 2011, we entered into an agreement with Jay Rifkin, our Chief Executive Officer, to terminate his Employment Agreement dated as of November 2, 2009 and effective as of July 1, 2009 (the “Employment Agreement”), effective immediately.  Neither us or Mr. Rifkin shall have any further responsibility or liability under the Employment Agreement, except as we have otherwise agreed pursuant to the Merger Agreement. The consideration Jay Rifkin is receiving pursuant to the Merger Agreement and related documents is deemed to be in full payment for all amounts owed Jay Rifkin under the Employment Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets.

See our description of the Merger in Item 1.01, above.

Pursuant to the terms of the Merger Agreement, we were required to spin-off, liquidate, or be in the process of spinning-off or liquidating to the satisfaction of Midwest, all of our subsidiaries.  As of the Closing, our management has elected to liquidate the subsidiaries and dissolve the corporate entities.

Item 3.02  Unregistered Sales of Equity Securities.

Merger Shares

In connection with the Merger Agreement, we issued an aggregate of 10,000 shares of our Series B Convertible Preferred Stock to the former Midwest shareholders.  Each share of Series B Convertible Preferred Stock will automatically convert into Three Hundred One Thousand Two Hundred Fifty Five (301,255) shares of our Common Stock, representing Three Billion Twelve Million Five Hundred Fifty Thousand (3,012,550,000) shares in the aggregate, upon the effectiveness of a Certificate of Amendment to our Articles of Incorporation sufficient to increase our authorized common stock to allow for the conversion.  The Series B Convertible Preferred Stock is restricted in accordance with Rule 144.  The issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Debt Conversions

Prior to the Closing of the Merger, we agreed to issue 39,774,247 shares of our Common Stock to Mojo Music, Inc. (“Mojo Music”) in connection with the conversion of $198,871 in principal and accrued interest associated with an outstanding promissory note and 21,439,062 shares of our Common Stock to Rebel Holdings, LLC (“Rebel Holdings”) in connection with the conversion of $107,195 of debt associated with outstanding promissory notes at a conversion rate of $0.005 per share.  Both Mojo Music and Rebel Holdings are beneficially owned and controlled by Jay Rifkin, one of our directors and our Chief Executive Officer at the time of the transactions.  We agreed to issue Jay Rifkin an aggregate of 34,882,706 shares of our Common Stock as payment for $174,414 of accrued salary and unreimbursed expenses at a value of $0.005 per share.

In addition, we agreed to issue 66,800,000 shares of our Common Stock to Year of the Golden Pig, LLC (“Golden Pig”) in connection with the conversion of $334,000 in principal and accrued interest associated with an outstanding promissory note at a conversion rate of $0.005 per share. Golden Pig is beneficially owned and controlled by Dennis Pelino. We also agreed to issue an aggregate of 12,800,000 shares of our Common Stock to two former employees as payment for accrued salaries totaling $64,000 at a value of $0.005 per share, which includes 800,000 shares to the wife of Jay Rifkin as payment for accrued salary of $4,000.

The foregoing issuances of our securities were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.01   Changes in Control of Registrant.

The following table sets forth certain information, as of the Closing, with respect to the beneficial ownership of (1) 10,000 shares of Series B Convertible Preferred Stock held by the Midwest stockholders,  (2) the 3,012,550,000 shares of our Common Stock held by the Midwest shareholders assuming conversion of all Series B Convertible Preferred Stock into Common Stock, and (3) the fully—diluted 3,347,277,476 shares of our Common Stock issued and outstanding following conversion.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Number of Shares of Series B Preferred	Percent of Classes	Number of Shares of Common Stock on Conversion	Percent of Combined Classes(1)

3253517 Nova Scotia Limited(2)	8,215	82.15%	2,474,809,825	73.94%
Macaya Ecopreneur Ventures (MEVC)(3) Corp.(2)	1,000	10.00%	301,255,000	9.00%
StratTech Solutions, LLC	200	2.00%	60,251,000	1.80%
Christine Doris Foley	210	2.10%	63,263,550	1.89%
Michael Joseph Foley	90	0.90%	27,112,950	0.81%
Ruth Elaine Bakker	100	1.00%	30,125,500	0.90%
James C. Trettel	50	0.50%	15,062,750	0.45%
Christine Sutherland	25	0.25%	7,531,375	0.23%
Clayton Park Medical Clinic	20	0.20%	6,025,100	0.18%
Granville Developments Corporation	20	0.20%	6,025,100	0.18%
Jeff Sproule	20	0.20%	6,025,100	0.18%
Adnant, LLC	50	0.50%	15,062,750	0.45%
	10,000	100.00%	3,012,550,000	90.00%

(1)
Percentage based on total issued and outstanding shares of Common Stock following conversion of all Series B Convertible Preferred Stock and taking into account 334,727,476 shares of our Common Stock currently issued and outstanding and held by our shareholders on the Closing Date.

(2)	Richard MacPherson is the controlling principal of 3253517 Nova Scotia Limited.
(3)	Patrick Glémaud is the controlling principal of Macaya Ecopreneur Ventures (MEVC) Corp.

As a result of the Merger and the issuance of the Series B Convertible Preferred Stock, the former shareholders of Midwest, as a group, now have voting control of the Company.  In addition, Richard MacPherson, a former Midwest shareholder, has been appointed to serve as one of our directors.

As reported in Item 1.01 above, 3253517 Nova Scotia Limited (a company controlled by Richard MacPherson) and Jay Rifkin, have entered into the Voting Agreement authorizing Jay Rifkin to vote the shares of stock held by 3253517 Nova Scotia Limited on specific matters, namely any amendments to our articles of incorporation, any mergers, sales of substantially all of our assets, and increases in the number of our authorized shares or issuance of any additional shares of preferred stock.  The Voting Agreement has a term of the earlier of (i) 24 months from the Closing Date, or (ii) 6 months after we have raised a minimum of $5,000,000, or have achieved an EBITDA of $1,000,000.  Notwithstanding the foregoing, the approval of Jay Rifkin is not required for a reverse stock split of our Common Stock at a ratio up to 1-for-61.

The foregoing description of the Voting Agreement is qualified in its entirety by the full text of the document which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Further, in connection with the Closing, Richard MacPherson entered into the Nomination Agreement providing that for a period limited to the earlier of (i) 24 months, or (ii) 6 months after we have raised a minimum of $5,000,000, or have achieved an EBITDA of $1,000,000, he (A) will, at any time that directors are to be elected, use his best efforts to cause the board of directors to nominate and recommend Jay Rifkin as a proposed member of the board of directors, and (B) shall in his capacity as a stockholder cause any stockholder in which he is an affiliate, at any time directors are to be elected, to vote in favor of the election of Jay Rifkin as a member of the board of directors.

The foregoing description of the Nomination Agreement is qualified in its entirety by the full text of the document which is filed as Exhibit 10.7 to this Current Report on Form 8-K.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As a condition to the consummation of the Merger, David M. Kaye, Alice M. Campbell, and William B. Horne resigned as directors.  In addition, Jay Rifkin resigned as an officer, but will remain as a director.  Also as a condition to the consummation of the Merger, the following individuals were appointed as officers and directors effective June 21, 2011:

Name	Age	Position

Richard MacPherson	56	Chairman of the Board, President, Secretary, and Treasurer

John F. Norris, Jr.	62	Chief Executive Officer

Richard A. MacPherson, age 56, became a director and our Chairman of the Board, President, Secretary, and Treasurer on June 21, 2011.  Mr. MacPherson is the founder of Midwest Energy Emissions Corp. and had been its Chief Executive Officer since 2008.

From 1999 to 2010, Mr. MacPherson was the owner and chief executive officer of Crossgrain Communications, Inc., a consulting firm offering a broad scope of business management services to regional and national companies including the management of the research and development of testing of various technologies across North America.  From 1999 to 2001, he was also the Director of Business Development for Pantellic Corporation, San Francisco, CA.

John F. Norris, Jr., age 62, became our Chief Executive Officer on June 21, 2011. A Senior Executive with more than 30 years of experience in the electric utilities industry, Mr. Norris was the President and Chief Executive Officer of Fuel Tech (FTEK) from June 2006 to April 1, 2010. Previously, Mr. Norris had been a private consultant to clients in energy related industries, since 2003; Senior Vice President, Operations and Technical Services of American Electric Power from 1999 until 2003; President and Chief Operating Officer of the American Bureau of Shipping Group during 1999; and he was associated with Duke Energy Corporation from 1982 until 1999 in positions from Assistant Engineer to Senior Vice President, Chairman and Chief Executive Officer of Duke Energy Global Asset Development.

Item 9.01   Financial Statements and Exhibits.

(a)           Financial Statements of Midwest.  Financial statements required by this item are included as Exhibits 99.1 and 99.2.

(b)           Proforma financial information.  Proforma financial statements required by this item will be filed by amendment not later than 75 calendar days after the transaction reported in this Form 8-K.

(d)           Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of the Series B Convertible Preferred Stock

10.1(1)	Agreement and Plan of Merger dated as of June 1, 2011 among China Youth Media, Inc., China Youth Media Merger Sub, Inc. and Midwest Energy Emissions Corp.

10.2	Supplemental Agreement to the Agreement and Plan of Merger dated June 21, 2011

10.3	Acceptance and Waiver to the Agreement and Plan of Merger dated June 21, 2011

10.4	Escrow Agreement dated June 21, 1011

10.5	Certificate of Merger dated June 21, 1011

10.6	Voting Agreement dated June 21, 2011

10.7	Nomination Agreement dated June 21, 2011

10.8	Termination Agreement dated June 21, 2011

99.1	Midwest Energy Emissions Corp. audited financial statements for the years ended December 31, 2010 and 2009 and the cumulative period from inception (December 17, 2008) to December 31, 2010

99.2	Midwest Energy Emissions Corp. unaudited financial statements for the periods ended March 31, 2011 and December 31, 2010 and for the period from inception (December 17, 2008) to March 31, 2011.

(1)	Incorporated by reference from our Current Report on Form 8-K dated June 1, 2011 and filed with the Commission on June 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YOUTH MEDIA, INC. (Registrant)

Dated: June 27, 2011	By:	/S/ Richard MacPherson
Name: Richard MacPherson
Title: President